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                             BATTLE MOUNTAIN GOLD COMPANY
                    COMPUTATIONS OF INCOME (LOSS) PER COMMON SHARE
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
                                                                                            YEAR ENDED DECEMBER 31,
                                                                                            -----------------------
MILLIONS, EXCEPT PER SHARE AMOUNTS                                                  1998           1997                 1996
----------------------------------                                               ---------       --------            ---------
BASIC LOSS PER SHARE
  Net loss
     Net loss                                                                    $  (241.3)      $   (8.8)           $  (74.3)
     Deduct dividends on preferred shares                                             (7.5)          (7.5)               (7.5)
                                                                                 ---------       --------            --------
     Net loss applicable to common stock                                         $  (248.8)      $  (16.3)           $  (81.8)
                                                                                 =========       ========            ========
  Shares
     Weighted average number of common shares outstanding                            229.8          229.7               229.6
                                                                                 =========       ========            ========
  Basic loss per common share                                                    $  (1.083)      $ (0.071)           $ (0.356)
                                                                                 =========       ========            ========
DILUTED LOSS PER SHARE
  Net loss applicable to common stock                                            $  (248.8)      $  (16.3)           $  (81.8)
                                                                                 =========       ========            ========
  Shares
     Weighted average number of common shares outstanding                            229.8          229.7               229.6
     Assuming exercise of stock options reduced by the number of shares which could have been purchased with the proceeds
       from exercise of such options                                                     -              -                -
                                                                                 ---------       --------            --------
     Weighted average number of common shares outstanding, as adjusted               229.8          229.7               229.6
                                                                                 =========       ========            ========
  Diluted loss per share, assuming conversion                                    $  (1.083)      $ (0.071)           $ (0.356)
                                                                                 =========       ========            ========
CALCULATIONS OF CONVERSIONS OF SECURITIES PRODUCING ANTI-DILUTIVE RESULTS
  CONVERSION OF PREFERRED SHARES
    Net loss
       Net loss applicable to common stock                                       $  (248.8)      $  (16.3)           $  (81.8)
       Effect on net loss if preferred shares were converted                           7.5            7.5                 7.5
                                                                                 ---------       --------            --------
         Net loss, as adjusted                                                   $  (241.3)      $   (8.8)           $  (74.3)
                                                                                 =========       ========            ========
     Shares
       Weighted average number of common shares outstanding                          229.8          229.7               229.6
       Effect on average shares outstanding if preferred shares were converted        11.0           11.0                11.0
                                                                                 ---------       --------            --------
       Weighted average number of common shares outstanding, as adjusted             240.8          240.7               240.6
                                                                                 =========       ========            ========
     Diluted loss per share, assuming conversion                                 $  (1.002)      $ (0.037)           $ (0.309)
                                                                                 =========       ========            ========
  CONVERSION OF DEBENTURES
     Net loss
       Net loss applicable to common stock                                       $  (248.8)      $  (16.3)           $  (81.8)
       Effect on net loss if debentures were converted                                 3.9              -                   -
                                                                                 ---------       --------            --------
         Net loss, as adjusted                                                   $  (244.9)      $  (16.3)           $  (81.8)
                                                                                 =========       ========            ========
     Shares
       Weighted average number of common shares outstanding                          229.8          229.7               229.6
       Effect on average shares outstanding if debentures were converted               4.8            4.8                 4.8
                                                                                 ---------       --------            --------
       Weighted average number of common shares outstanding, as adjusted             234.6          234.5               234.4
                                                                                 =========       ========            ========
     Diluted loss per share, assuming conversion                                 $  (1.044)      $ (0.070)           $ (0.349)
                                                                                 =========       ========            ========
  CONVERSION OF OPTIONS
     Net loss
       Net loss applicable to common stock                                       $  (248.8)      $  (16.3)           $  (81.8)
                                                                                 =========       ========            ========
     Shares
       Weighted average number of common shares outstanding                          229.8          229.7               229.6
       Effect on average shares outstanding if options were converted                  0.1            0.1                 0.5
                                                                                 ---------       --------            --------
       Weighted average number of common shares outstanding, as adjusted             229.9          229.8               230.1
                                                                                 =========       ========            ========
     Diluted loss per share, assuming conversion                                 $  (1.082)      $ (0.071)           $ (0.356)
                                                                                 =========      =========           =========
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